Exhibit 10.3
PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of March 11, 2014 (the “Agreement”) by and among Intellicell Biosciences, Inc., a Nevada corporation (the “Parent”), Intellicell Biosciences, Inc., a New York corporation (“Intellicell”), ICBS Research Corp., a New York corporation (“ICBS”), and Tech-Stem, Inc., a New York corporation (“Tech Stem” and collectively with the Parent, Intellicell and ICBS, the ”Pledgors” and each, a “Pledgor”), in favor of YA Global Master SPV, Ltd. and its successors and assigns (the “Pledgee”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Debenture or Security Agreement, as applicable.

RECITALS:

WHEREAS, the Pledgee and the Parent have entered into a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”) pursuant to which the Pledgee will purchase from the Parent a Secured Convertible Debenture (the “Debenture”) in the original principal amount of Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000) and warrants for the purchase of the Parent’s Common Stock;

WHEREAS, it is a condition precedent to the effectiveness of the Securities Purchase Agreement and the transactions contemplated thereby that the Pledgors execute and deliver this Agreement; and

WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Pledgor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby agree with the Pledgee as follows:

TERMS AND CONDITIONS

1. Pledge and Security Interest.

(a) As collateral security for the prompt payment and performance in full of the Obligations (as defined below), each Pledgor hereby delivers, pledges and grants to the Pledgee an irrevocable, first priority security interest in (i) all the securities, membership, partnership or other ownership interests or rights to purchase set forth on Schedule I attached hereto, and (ii) all securities, membership, partnership or other ownership interests obtained in the future by a Pledgor (collectively, the “Pledged Securities”), including, without limitation: (A) all of the Pledgors’ interests in respect of the Pledged Securities and Pledgors’ interests in all profits and distributions to which the Pledgors shall at any time be entitled in respect of such Pledged Securities and (B) to the extent not otherwise included, all proceeds, dividends, warrants, options, rights, instruments, and other property from time to time received or otherwise distributable in respect of or in exchange of any or all of the foregoing (collectively, the “Pledged Collateral”).

(b) The term “Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by the Pledgors to the Pledgee, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) the Securities Purchase Agreement, the Debenture, this Agreement and the other Transaction Documents; (ii) any agreement, instrument or document related to the Transaction Documents; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to any Pledgor, whether or not a claim for post-petition interest is allowed in such proceeding, and all reasonable costs and expenses of the Pledgee incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of Pledgors to the Pledgee to perform acts or refrain from taking any action.

2. Delivery of Pledged Securities.

(a) Simultaneously with the execution of this Agreement, each Pledgor shall deliver to the Pledgee any stock certificates, membership interest certificates or other certificated securities made out in favor of such Pledgor representing the Pledged Securities together with stock powers or membership interest powers duly executed in blank or other instruments and documents as the Pledgee may reasonably request, including, without limitation, any medallion bank guarantees (“Transfer Documents”).

(b) After the execution of this Agreement, promptly upon any Pledgor acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, such Pledgor shall deliver or cause to be delivered to the Pledgee the Pledged Securities and related Transfer Documents.

(c) Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof.  Each schedule so delivered shall supplement any prior schedules so delivered.

(d) If a Pledgor receives, or becomes entitled to receive any other property (whether by reclassification, readjustment, or other change in the capital structure of such Pledgor, or in any other manner), such additional or other property shall constitute Pledged Collateral, and such additional interest shall be recorded in the name of the Pledgee and delivered directly to the Pledgee to be held as Pledged Collateral.  If, notwithstanding the foregoing, a Pledgor receives any distribution or other property which should have been paid or delivered directly to the Pledgee or which was paid to such Pledgor in violation of this Section 2, such Pledgor shall receive the distribution or property in trust for the benefit of the Pledgee, shall segregate such distribution or property form the other property or funds of such Pledgor, and deliver it immediately to the Pledgee in the form received (with any necessary endorsement).

3. Voting Rights Relating to Pledged Securities.  During the term of this Agreement, so long as no Event of Default shall have occurred, each Pledgor shall have the right to vote the Pledged Securities, to the extent such right exists, on all questions for all purposes not inconsistent with the terms of this Agreement.  Upon the occurrence of an Event of Default, the Pledgee shall thereafter have, at its discretion, the option to exercise all voting and/or other consensual rights and powers pertaining to the Pledged Securities.

4. Dividends and Other Income.  Provided no Event of Default shall have occurred, all cash and non-cash distributions and dividends related to the Pledged Securities shall be delivered to the appropriate Pledgor.  Upon the occurrence of an Event of Default, the Pledgee shall be entitled to receive dividends and other distributions (cash or non-cash) related to the Pledged

5. [Omitted].

6. Event of Default. An “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under the Debenture.

7. Remedies.

a. Whenever an Event of Default occurs, the Pledgee shall have, and may exercise with respect to the Pledged Collateral, in such order and manner as it determines, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New Jersey (the “UCC”) and under any other applicable law, as the same may from time to time be in effect, as well as those rights granted herein, under that certain Security Agreement dated as of the date hereof (the “Security Agreement”) by and among the Pledgors and Pledgee and any other agreement now or hereafter in effect between the Pledgee and the Pledgors.  Without limiting the generality of the foregoing, whenever an Event of Default exists, the Pledgee may sell or otherwise dispose of all or part of the Pledged Collateral upon prior notice to the Pledgors, by public or private sale, in one or more transactions, and in such order as the Pledgee determines.  Proceeds realized from such sales and dispositions shall be applied first to the Pledgee’s costs and expenses in connection therewith and then to the Obligations in accordance with the Transaction Documents.

b. Pledgors recognize that the Pledgee may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain provisions contained in the Securities Act of 1933, as amended (the “Securities Act”) and the securities laws of various states, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof.  The Pledgors understand that private sales so made may be at prices and other terms less favorable than if the Pledged Collateral were sold at public sales, and agree that the Pledgee has no obligation to delay the sale of the Pledged Collateral for the period of time necessary to permit the Pledgee to register the Pledged Collateral for sale under the Securities Act or such state laws.  Pledgors agree that private sales under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

c. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 7, the Pledgee may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor.  As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 7 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-627 of the UCC.

d. Upon the occurrence of an Event of Default, the Pledgee may, in a commercially reasonable manner, sell or otherwise dispose of and deliver any or all Pledged Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Pledgee deems commercially reasonable.  Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Pledgors pursuant to the notice provisions set forth herein at least ten (10) days before the time of sale or other disposition.  The Pledgee may be the purchaser at any such sale, if it is public, and in such event the Pledgee shall have all rights of a good faith, bona fide purchaser for value from a secured party after a default.  The proceeds of any sale may be applied to all costs and expenses of any such sale, lease or other disposition, and any remaining proceeds shall be applied in accordance with Article 9, Part 5, of the UCC or the other Transaction Documents, as applicable.  The Pledgors shall remain liable to the Pledgee for any deficiency.

e. Each right, power and remedy of the Pledgee provided for in this Agreement and the other Transaction Documents shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice.  The Pledgee shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

f. All reasonable costs and expenses incurred by the Pledgee in enforcing this Agreement, in realizing upon or protecting any Pledged Collateral and in enforcing and collecting any Obligations or any guaranty thereof (including, without limitation, if the Pledgee retains counsel for advice, suit, appeal, insolvency or other proceedings under the Bankruptcy Code (11 U.S.C. §§ 101 et seq.) or otherwise, or for any of the above purposes, reasonable attorneys’ fees incurred by Pledgee), shall constitute part of the Obligations, and all such reasonable costs and expenses are secured by the Pledged Collateral, as well as by all other property serving as security for the Obligations.

8. Representations, Warranties and Covenants.  Each Pledgor represents, warrants and covenants that:

(a) Each Pledgor (i) is and will at all times continue to be the legal, beneficial and record owner of, the Pledged Securities indicated on Schedule I; (ii) has good and valid title to all Pledged Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever (collectively, the “Liens”); and (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant hereto.

(b) Each Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pledged pursuant to this Agreement.

(c) All the Pledged Securities have been duly authorized and validly issued, are fully paid and (to the extent representing the capital stock of a corporation) non-assessable and are subject to no options to purchase or similar rights.

(d) Each Pledgor covenants and agrees to take all reasonable steps to defend the Pledgee’s right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever (other than the Pledgee); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as collateral hereunder and will likewise take all reasonable steps to defend the right thereto and security interest therein of the Pledgee.

(e) Each Pledgor covenants and agrees to take no action which would violate or be inconsistent with any of the terms of this Agreement or any other Transaction Document or which would have the effect of impairing the position or interests of the Pledgee under this Agreement or any other Transaction Document.

(f) The Pledgors will, promptly upon request, provide to the Pledgee all information and evidence it may reasonably request concerning the Pledged Collateral to enable the Pledgee to enforce the provisions of this Agreement.

(g) Upon the filing of all appropriate financing statements under the UCC, all steps necessary to create and perfect the security interest created by this Agreement as a valid and continuing first lien on and first perfected security interest in the Pledged Collateral in favor of the Pledgee prior to all other Liens will have been taken.  With respect to membership interests, each Pledgor represents and warrants that such issuer Pledgor has opted into Article 8 of the UCC; provided, however, that the membership interests hereunder shall be deemed “securities” for purposes of UCC compliance only and such Pledgor acknowledges and agrees that the act of opting into Article 8 of the UCC alone does not categorize said interests as “securities” under any federal investment company laws or federal or state securities laws.

9. [Intentionally Omitted].

10. [Intentionally Omitted].

11. Appointed Attorney-in-Fact.  Each Pledgor hereby appoints the Pledgee and any other officer or agent thereof as the true and lawful attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Pledgee may deem reasonably necessary or advisable (in its reasonable judgment) to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Pledgee shall have the right, (a) upon the occurrence of an Event of Default, with full power of substitution either in any Pledgee’s name or in the name of such Pledgor, to endorse checks, drafts, orders and other instruments for the payment of money payable to a Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; and (b) upon the occurrence of an Event of Default, with full power of substitution either in the Pledgee’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same.

12. In accordance with Section 6.12 of the Security Agreement, if any Pledgor shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Pledgor shall cause such subsidiary to become a party to this Agreement.  Such subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

13. Notices.  All notices and other communications provided for hereunder shall be made in accordance with the notice provisions set forth in the Security Agreement.

14. Binding Effect.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by the Pledgors.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties and their permitted successors and assigns.

15. Governing Law; Venue; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof.  Each Pledgor consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Union County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.  Each Pledgor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16. JURY TRIAL.  AS A MATERIAL INDUCEMENT FOR THE PLEDGEE TO ENTER INTO THE SECURITIES PURCHASE AGREEMENT, DEBENTURE AND OTHER TRANSACTION DOCUMENTS, EACH PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

17. Enforcement Costs.  If any legal action or other proceeding is brought for the enforcement of this Agreement or any other Transaction Document, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement or any other Transaction Document, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such reasonable fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

18. No Penalties.  No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

19. Remedies Cumulative.  No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise.  No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

20. Severability.  If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

21. Amendment and Waiver.  This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.  The Pledgee’s failure to exercise any right, remedy or option under this Agreement or other agreement between the Pledgee and the Pledgors or delay by Pledgee in exercising the same will not operate as a waiver.  No waiver by Pledgee shall affect its right to require strict performance of this Agreement.

22. Further Assurances.  Each Pledgor hereby agrees that it will execute all documents and take such other actions as the other parties may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

23. Liability of Pledgors.  Notwithstanding any provision herein, the Pledgors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Pledgors or of any of them).

24. Entire Agreement.  This Agreement and the other Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

25. Counterparts. .This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

26. Pledged Collateral Under Security Agreement.  This Agreement is supplemental to, and not in limitation of, the Security Agreement.  In the event of a conflict between the terms of this Agreement and of the Security Agreement related to the Pledged Collateral, the terms of this Agreement shall control.

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IN WITNESS WHEREOF, each Pledgor and the Pledgee has caused this Pledge Agreement to be executed by its respective duly authorized officer, as of the date first above written.

INTELLICELL BIOSCIENCES, INC., a Nevada corporation

By:           ____________________________
Name:
Title:

INTELLICELL BIOSCIENCES, INC., a New York corporation

By:           ____________________________
Name:
Title:

ICBS RESEARCH CORP., a New York corporation

By:           ____________________________
Name:
Title:

TECH-STEM, INC., a New York corporation

By:           ____________________________
Name:
Title:

YA GLOBAL MASTER SPV, LTD.

By: Yorkville Advisors Global, LLC,

Its:  Investment Manager

By_______________________________
Name:
Title:

SCHEDULE I
(Pledged Securities)

Pledgor	Subsidiary of Pledgor	Percent Ownership	Class of Equity	Certificated/ Uncertificated
Intellicell Biosciences, Inc., a Nevada corporation	Intellicell Biosciences, Inc., a New York corporation	100%	Common	Certificate #1
Intellicell Biosciences, Inc., a New York corporation	ICBS Research Corp., a New York corporation	100%	Common	Certificate #1
Intellicell Biosciences, Inc., a New York corporation	Tech-Stem, Inc., a New York corporation	100%	Common	Certificate #1